EXHIBIT 4.1

                             KINGDOM VENTURES, INC.

              CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
                                       OF
                             SERIES B COMMON STOCK,
                            $.001 PAR VALUE PER SHARE

                            (Pursuant to NRS 78.1955)

     1.  The  name  of  the  corporation  is  Kingdom  Ventures,  Inc.

     2. The following resolutions were adopted by the Board of Directors pursuant to the Articles of Incorporation of the Company:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes and designates a series of common stock of the Corporation (the "Series B Common Stock") consisting of 22,430,762 shares.

     FURTHER RESOLVED, that the Board of Directors hereby fixes and determines the powers, designations, preferences and relative rights of the Series B Common Stock as set forth in Exhibit A attached to these resolutions.
                                        ---------

     FURTHER RESOLVED, that the President and the Secretary of the Company be, and each hereby is, authorized to execute a Certificate of Designations relating to the Series B Common Stock and cause the same to be filed with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, I do hereby execute these Articles of Amendment on March 31, 2003.


                                        ----------------------------
                                        Gene  Jackson,  President


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                                                                       EXHIBIT A

                             KINGDOM VENTURES, INC.

                  PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                                       OF
                              SERIES B COMMON STOCK

1.     Designation  and  Number.  There shall be a series of common stock of the
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Corporation  designated  the  "Series  B  Common  Stock"  (the  "Series B Common
Stock"), and the number of shares constituting such series shall be 22,430,762 shares, having $.001 par value per share. The Series B Common Stock shall, with respect to all preferences, limitations and relative rights hereof be equal to and on a par with the common stock of the Corporation, $.001 par value per share (the "Common Stock"). Without limiting the foregoing, the Series B Common Stock shall have the following preferences, limitations and relative rights:

     a. Voting Rights. Except as required by law, at every meeting of stockholders of the Corporation, every holder of Series B Common Stock shall be entitled to one vote, in person or by proxy, for each share of Series B Common Stock outstanding in such holder's name on the stock transfer records of the Corporation, and shall vote together with the Common Stock.

     b. Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any other of the Corporation's securities, the holders of the Series B Common Stock and Common Stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

     c. Dividends. Holders of Series B Common Stock and Common Stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

2.     Adjustment  of  Number.  In  the  event  that  the  Corporation shall (a)
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declare  a  stock  dividend,  or  make a distribution, on the outstanding Common
Stock payable in shares of Common Stock or other security exchangeable for or convertible into Common Stock; (b) subdivide or split the outstanding Common Stock; (c) issue any shares of Common Stock for less than the fair market value (as hereinafter defined) thereof on the date of issuance, or (d) exchange shares of Common Stock for any other security exchangeable or convertible into a larger number of shares of Common Stock, then, in each such case, the number of shares of Series B Common Stock shall be likewise increased in the same proportion as the increase in the number of shares of Common Stock; provided, however, that this paragraph shall not result in an increase of the number of shares of Series B Common where shares of the Common Stock are sold or issued by the Corporation in exchange for the fair market value thereof. As used in this paragraph, the term "fair market value" on any date shall mean the amount per share of Common


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Stock  equal  to  the  average of the highest bid and lowest asked prices of the
Common  Stock  within  the  five  consecutive  trading days ending on such date.

3.     Redemption.  Each  share of the Series B Common Stock may be redeemed, at
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the option of the Corporation, at any time or from time to time.  The redemption price for each share of the Series B Common Stock shall be equal to the closing price of one share of Common Stock for the business day immediately prior to the date of redemption as quoted on the Nasdaq OTC Bulletin Board, the Nasdaq Stock Market, an exchange upon which the Common Stock may be listed or qualified for trading, or Inter-dealer Automated Quotation System, plus all declared but unpaid dividends as of the date of redemption. At the option of the Board of Directors of the Corporation, the Corporation may pay the redemption price in either cash, shares of Common Stock valued at the closing price of one share of Common Stock for the business day immediately prior to the date of redemption or a combination thereof. In the event the Corporation shall redeem shares of Series B Common Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation.

4.     Extraordinary  Transactions.
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     a.   In  the event of (i) a merger or consolidation of the Corporation with or into another corporation resulting in more than 50% of the outstanding shares of the surviving corporation's voting stock being owned by a person or persons other than the holders of the Common Stock as of the date immediately prior to such merger or consolidation; (ii) the sale of voting stock resulting in more than 50% of the outstanding shares of the Corporation's voting stock being owned by a person or persons other than the holders of the shareholders of the Corporation as of the date immediately prior to such sale; or (iii) the sale, transfer or lease of all, or substantially all, of the assets of the Corporation (each, an "Extraordinary Transaction"), each share of Series B Common Stock shall be converted to Common Stock on the day immediately prior to such Extraordinary Transaction.

     b. The Corporation shall, within ten (10) days after the date the Board of Directors approves an Extraordinary Transaction, give each holder of record of the Series B Common Stock written notice of the proposed action, including the date on which such action is scheduled to be taken, a description of the stock, cash and property to be received by the holders of shares of Common Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the notice shall occur, the Corporation shall promptly give written notice to each holder of the Series B Common Stock of such material change.

     c. The Corporation shall not consummate any Extraordinary Transaction before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 10-day period may be shortened upon the written consent of the holders


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     of  a  majority of the then outstanding shares of the Series B Common Stock
     (the  "Majority  Holders").

5.     Restriction  on  Transfer.  The  Series  B  Common  Stock  shall  not  be
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transferable  on  the  books  and  records of the Corporation except as follows:

     a. Transfers by a nominee to the beneficial owner of the Series B Common Stock without the payment of consideration;

     b.   Transfers  to  the  Corporation;

     c.   Transfers  to  other  holders  of  the  Series  B  Common  Stock;

     d. Transfers by gift, bequest or operation of the laws of descent, provided that the Series B Common Stock in the hands of the transferee remains subject to the same restrictions on transfer as they were when held by the transferor; and

     e. Pursuant to an effective Registration Statement relating to the Series B Common Stock filed with the Securities and Exchange Commission.

6.     Legend.  The  certificates  representing  shares  of  the Series B Common
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Stock  shall  bear  the  following  restrictive  legend.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, LIMITATIONS, PREFERENCES AND RELATIVE RIGHTS OF THE SERIES B COMMON STOCK, A COPY OF WHICH MAY BE OBTAINED BY THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST TO THE ISSUER.

     THE SECURITES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY BENEFICIAL INTEREST THEREIN MAY BE SOLD, PLEDGED, HYPOTHICATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS, LIMITATION, PREFERENCES AND RELATIVE RIGHTS RELATING TO THE SERIES B COMMON STOCK.

7.     Loss.  Theft.  Destruction.  Upon  receipt by the Corporation of evidence
       --------------------------
satisfactory to the Board of Directors of the Corporation of the loss, theft, destruction or mutilation of the certificate representing the holder's shares of Series B Common Stock, and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver a replacement certificate.


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